UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  September 21, 2018
(Date of earliest event reported:  September 19, 2018)
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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2018, Richard D. Gallagher announced his intention to retire from his position as executive vice president, merchandising, of Haverty Furniture Companies, Inc. ("Havertys" or the "company") to focus on improving his health and spend more time with his family.  Gallagher's retirement will be effective as of September 30, 2018.  The company issued a press release announcing his retirement and filed a Current Report on Form 8-K on June 28, 2018.

Prior to the grant made on September 19, 2018, Gallagher's restricted and performance grants totaled 28,615 shares. All of these grants will be forfeited when he is no longer an employee as he has not reached normal retirement age.

Gallagher's Employee Agreement (the "Agreement") was executed on September 19, 2018 and contains:

•	A confirmation and acknowledgement by Gallagher of his obligations with respect to proprietary and confidential information; and
•	A two (2) year non-solicitation of suppliers, customers, employees and noninterference and non-disparagement covenant in favor of the Company; and
•	A two (2) year non-compete covenant in favor of the Company.
As consideration for the Agreement, Gallagher received a grant of 24,962 restricted stock units. These units will vest in approximately equal installments on September 30, 2018, October 1, 2019, and October 1, 2020.
The foregoing summary of the stock grant does not purport to be complete and is qualified in its entirety by reference to the full text of the grant which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1	Restricted Stock Award Agreement dated September 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
September 21, 2018	By:
Jenny Hill Parker Senior Vice President, Secretary and Treasurer